Exhibit 21

FIFTH THIRD BANCORP SUBSIDIARIES

As of December 31, 2017

Name	Jurisdiction of Incorporation
Fifth Third Financial Corporation	Ohio
Fifth Third Bank	Ohio
5/3 Premier NMTC Investment Fund, LLC	Ohio
Fifth Third Equipment Finance Company	Ohio
Fifth Third Auto Leasing Trust	Delaware
Fifth Third International Company	Kentucky
Fifth Third Holdings, LLC	Delaware
Fifth Third Holdings Funding, LLC	Delaware
Fifth Third Auto Trust 2014-3	Delaware
Fifth Third Auto Trust 2015-1	Delaware
Fifth Third Auto Trust 2017-1	Delaware
Fifth Third Conduit Holdings, LLC	Delaware
Fifth Third Mortgage Company	Ohio
Fifth Third Securities, Inc.	Ohio
ClearArc Capital, Inc.	Ohio
Fifth Third Insurance Agency, Inc.	Ohio
Epic Insurance Solutions Agency, LLC	Delaware
R.G. McGraw Insurance Agency, Inc.	Ohio
Fifth Third Community Development Company, LLC	Delaware
Fifth Third Commercial Funding, Inc.	Nevada
GNB Management, LLC	Delaware
GNB Realty, LLC	Delaware
The Retirement Corporation of America	Ohio
Old Kent Mortgage Services, Inc.	Michigan
Fifth Third Mortgage – Michigan, LLC	Delaware
Walnut & Vine Holdings, LLC	Delaware
Walnut & Vine Properties I, LLC	Delaware
Walnut & Vine Properties II, LLC	Delaware
Fifth Third Community Development Corporation	Indiana
Fifth Third New Markets Development Co., LLC	Ohio
FTNM-CDE LLC	Ohio
FTNM-1 CDE LLC	Ohio
FTNM-2 CDE LLC	Ohio
FTNM-3 CDE LLC	Ohio
FTNM-4 CDE LLC	Ohio
5/3 Better Family Life Investment Fund, LLC	Ohio
5/3 GCM NMTC Investment Fund, LLC	Ohio
5/3 Georgia Aquarium Investment Fund, LLC	Ohio
5/3 Middough NMTC Investment Fund, LLC	Ohio
5/3 Middough NMTC Investment Fund II, LLC	Ohio
5/3 The Views NMTC Investment Fund, LLC	Ohio
5/3 120 East Sixth Investment Fund, LLC	Ohio
5/3 7000 Euclid Investment Fund, LLC	Ohio
5/3 CNMF NMTC Investment Fund, LLC	Ohio
Memorial Hall Investment Fund, LLC	Ohio
Fifth Third Capital Holdings, LLC	Delaware
Fifth Third Reinsurance Company, Ltd.	Turks and Caicos Islands
Fountain Square Life Reinsurance Company, Ltd.	Turks and Caicos Islands
Vista Settlement Services, LLC	Delaware
Fifth Third Investment Company	Ohio
Fifth Third Global Services, Inc.	Ohio
Fifth Third Mauritius Holdings Limited	Mauritius
First Charter Capital Trust I	Delaware
First Charter Capital Trust II	Delaware